                                                                    Exhibit 10.5

                                    FORM OF
                                WEB STREET, INC.
               [INCENTIVE / NONQUALIFIED] STOCK OPTION AGREEMENT
               -------------------------------------------------


     THIS [INCENTIVE / NONQUALIFIED] STOCK OPTION AGREEMENT (this "Agreement") dated as of _____________ (the "Grant Date"), is between Web Street, Inc., a Delaware corporation (the "Company"), and ___________ (the "Participant"), relating to options granted under the Web Street, Inc. 1999 Stock Incentive Plan (the "Plan"). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan.

 1.  Grant of Option, Option Price and Term.
     --------------------------------------

     (a) The Company grants to the Participant [a Non-Qualified Stock Option / an Incentive Stock Option] to purchase _______________ shares of Stock at a price of $_______ per share subject to the provisions of the Plan and the terms and conditions herein.

     (b) The term of this Option shall be a period of [10/5] years from the Grant Date (the "Option Period"). During the Option Period, the Option shall be exercisable as of each of the dates set forth below, according to the percentage set forth opposite such date:

     Date                                Cumulative Percentage Exercisable
     ----                                ----------------------------------



     Notwithstanding the foregoing, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of the Company or an Affiliate, the provisions of Section 4 of the Plan relating to termination of employment shall apply.

     (c) The Option granted hereunder is designated as [a nonqualified stock option / an incentive stock option].

     (d) The Company shall not be required to issue any fractional shares of Stock.

2.   Exercise.
     --------

     The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her Representative), and after the Participant's death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made as specified in the Plan. If any part of the payment of the Option Price is made in shares of Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Option.

     The Option may not be exercised unless there has been compliance with all the preceding provisions of this Section 2, and, for all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements. The Committee may deny any method of exercise permitted hereunder if such method would result in an expense charge to the Company or prevent the Company's use of the pooling-of-interests method of accounting.

3.   Payment of Withholding Taxes.
     ----------------------------

     If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Option and its exercise.

4.   Changes in Company's Capital Structure.
     --------------------------------------

     The existence of an Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (b) any merger or consolidation of the Company's capital structure or its business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Stock or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of the Company's assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

5.   Plan.
     ----

     The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, regardless whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

6.   Employment Rights.
     -----------------

     No provision of this Stock Option Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any Affiliate, create any inference as to the length of employment of the Participant, affect the right of the Company or any

Affiliate to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate.

7.   Governing Law.
     -------------

     This Stock Option Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

8.   Waiver; Cumulative Rights.
     -------------------------

     The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9.   Notices.
     -------

     Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant's address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

     IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

WEB STREET, INC.                                 Participant:

By:       ______________________________         ______________________________
  Name:   ______________________________
  Title:  ______________________________

On Behalf of the Compensation
Committee of the Board of Directors
of Web Street, Inc.


                                       3